UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 22, 2019
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial auditing standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
On February 22, 2019, Kaiser Aluminum Corporation (the "Company") announced the retirement of Daniel J. Rinkenberger as the Company's Executive Vice President and Chief Financial Officer and the appointment of Neal E. West as Senior Vice President and Chief Financial and Accounting Officer to succeed Mr. Rinkenberger, both effective February 22, 2019. Mr. Rinkenberger will remain employed by the Company and serve as an advisor to the Company through his planned retirement on March 31, 2019.

Mr. West joined the Company in June 2008 as Vice President and Chief Accounting Officer. Mr. West previously served as the Principal Accounting Officer of Gateway, Inc. and Vice President and Controller of APL Logistic, Ltd. Mr. West is a Certified Public Accountant, a Certified Management Accountant and a Chartered Global Management Accountant and holds a Master of Science degree in information systems from Roosevelt University and a Bachelor of Science degree in accounting and business administration from Illinois State University.

A copy of the press release announcing Mr. West's appointment and Mr. Rinkenberger's retirement is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press release dated February 22, 2019.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel, and Corporate Secretary
Date: February 22, 2019